Exhibit 32.2

Certification of Chief Financial Officer
of Team Financial, Inc. Pursuant to 18 U.S.C. §1350

I, Michael L. Gibson, certify that:

In connection with the quarterly report on Form 10-Q of Team Financial, Inc. (the Company) for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael L. Gibson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael L. Gibson

Name:

Michael L. Gibson

Title:

Chief Financial Officer

Date:  May 14, 2004